Exhibit 3.1

GAS NATURAL SDG, S.A.

ESTATUTOS SOCIALES

ESTATUTOS DE GAS NATURAL SDG, S.A.

TÍTULO PRIMERO

DENOMINACIÓN, OBJETO, DURACIÓN Y DOMICILIO

Artículo 1.- DENOMINACIÓN.

La Sociedad se denomina GAS NATURAL SDG, S.A. Fue constituida el 28 de enero de 1843, ante los Notarios de Barcelona D. José Manuel Planas y Compte y D. Jaime Burguerol “simul et insolidum protocolando”, y se rige por los presentes Estatutos, por las disposiciones sobre régimen jurídico de las Sociedades Anónimas y por las demás que resulten de aplicación.

Artículo 2.- OBJETO SOCIAL.

2.1. La Sociedad tiene por objeto:

a) El suministro, producción, conducción y distribución de cualquier tipo de gas combustible, así como las actividades de regasificación, licuefacción y almacenamiento de gases combustibles.

b) Las diversas explotaciones industriales que tengan por objeto la obtención de materias primas, la fabricación de los aparatos y utensilios empleados por la Sociedad, y de todos aquellos que, vendidos o alquilados a los particulares, puedan fomentar el consumo del gas y las industrias que tengan por objeto sacar el mejor provecho posible de los productos secundarios.

c) La investigación y explotación de otras energías obtenidas por medio del gas y de otras energías alternativas.

d) La prestación de servicios de asesoramiento e ingeniería en todo tipo de proyectos relacionados con los recursos energéticos.

e) La adquisición por cualquier título de acciones, participaciones sociales, obligaciones, bonos, derechos de preferente suscripción, créditos y cupones de cualquier Sociedad o negocio y obtener y administrar los rendimientos propios de los mismos.

2.2. Las actividades integrantes del objeto social podrán ser desarrolladas, total o parcialmente, de modo indirecto mediante la titularidad de acciones o participaciones en sociedades con objeto idéntico o análogo.

Artículo 3.- DURACIÓN.

La Sociedad tiene una duración indefinida e inició sus operaciones el día de su constitución.

Artículo 4.- DOMICILIO SOCIAL.

La Sociedad tiene su domicilio en Barcelona, Av. Portal de l’Angel, 20 y 22.

El Consejo de Administración podrá acordar el traslado del domicilio dentro del término municipal de Barcelona, así como la creación, supresión, o traslado de sucursales, agencias, delegaciones, representaciones u oficinas tanto en territorio español como en el extranjero.

TÍTULO SEGUNDO

CAPITAL SOCIAL Y ACCIONES

Artículo 5.- CAPITAL SOCIAL.

El capital social es de CUATROCIENTOS CUARENTA Y SIETE MILLONES SETECIENTOS SETENTA Y SEIS MIL VEINTIOCHO EUROS (447.776.028 euros) y está íntegramente suscrito y desembolsado.

Artículo 6.- ACCIONES.

El capital social está integrado por 447.776.028 acciones, de 1 euro de valor nominal cada una de ellas, representadas por anotaciones en cuenta y pertenecientes a una misma clase.

Las acciones representativas del capital social tienen la consideración de valores mobiliarios y se rigen por lo dispuesto en la normativa reguladora del Mercado de Valores.

Las acciones representadas por medio de anotaciones en cuenta, se constituyen como tales en virtud de su inscripción en el correspondiente registro contable, que reflejará las menciones recogidas en la escritura de emisión y si están o no enteramente desembolsadas, en su caso.

La legitimación para el ejercicio de los derechos de accionista, incluida en su caso la transmisión, se obtiene mediante la inscripción en el registro contable, que presume la titularidad legítima y habilita al titular a exigir que la Sociedad le reconozca como accionista. Dicha legitimación podrá acreditarse mediante la exhibición de los certificados oportunos, expedidos por la entidad encargada de los registros contables.

Si la Sociedad realiza alguna prestación a favor del presuntamente legitimado, queda liberada, aunque aquél no sea el titular real de la acción, siempre que la realizara de buena fe y sin culpa grave.

Artículo 7.- DERECHOS DE LOS ACCIONISTAS.

La acción confiere a su titular legítimo la condición de socio y le atribuye los derechos reconocidos en la Ley y en los presentes Estatutos.

En los términos establecidos en la Ley y salvo en los casos en ella previstos, el accionista tiene, como mínimo, los siguientes derechos:

a) El de participar en el reparto de las ganancias sociales y en el patrimonio resultante de la liquidación.

b) El de suscripción preferente en la emisión de nuevas acciones o de obligaciones convertibles.

c) El de asistir y votar en las Juntas Generales y el de impugnar los acuerdos sociales.

d) El de información.

Artículo 8.- ACCIONES SIN VOTO.

La Sociedad podrá emitir acciones sin derecho de voto por un importe nominal no superior a la mitad del capital social desembolsado.

Los titulares de acciones sin voto tendrán derecho a percibir un dividendo mínimo anual del cinco por ciento del capital desembolsado por cada acción sin voto. Una vez acordado el dividendo mínimo, los titulares de las acciones sin voto tendrán derecho al mismo dividendo que corresponda a las acciones ordinarias.

Artículo 9.- DIVIDENDOS PASIVOS Y MORA DEL ACCIONISTA.

El accionista está obligado a aportar la porción de capital no desembolsada en la forma y plazos que se acuerden por la Junta General o, en su defecto, por acuerdo del Consejo de Administración.

Se encuentra en mora el accionista que una vez vencido el plazo fijado para el pago del capital no desembolsado no lo haya satisfecho.

El accionista que se halle en mora en el pago de los dividendos pasivos no podrá ejercitar el derecho de voto. El importe de sus acciones será deducido del capital social para el cómputo del quórum.

Tampoco tendrá derecho el socio moroso a percibir dividendos ni a la suscripción preferente de nuevas acciones, ni de obligaciones convertibles. Una vez abonado el importe de los dividendos pasivos, junto con los intereses adeudados, podrá el accionista reclamar el pago de los dividendos no prescritos, pero no podrá reclamar la suscripción preferente, si el plazo para su ejercicio ya hubiere transcurrido. Cuando el accionista se halle en mora, la Sociedad podrá, según los casos, y atendida la naturaleza de la aportación no efectuada, reclamar el cumplimiento de la obligación de desembolso, con abono del interés legal y de los daños y perjuicios causados por la morosidad, o enajenar las acciones por cuenta y riesgo del socio moroso o proceder ejecutivamente contra los bienes del accionista para hacer efectiva la porción de capital en metálico no entregada y sus intereses.

Si la Sociedad hubiera optado por la enajenación y la venta no pudiese efectuarse, la acción será amortizada, con la consiguiente reducción del capital, quedando en beneficio de la Sociedad las cantidades ya percibidas por ella a cuenta de la acción.

El adquiriente de la acción no liberada responde solidariamente con todos los transmitentes que le precedan, y a elección de los Administradores de la Sociedad, del pago de la parte no desembolsada.

La responsabilidad de los transmitentes durará tres años, contados desde la fecha de la respectiva transmisión. Cualquier pacto contrario a la responsabilidad solidaria así determinada será nulo. El adquiriente que pague podrá reclamar la totalidad de lo pagado a los adquirientes posteriores.

Artículo 10.- DOCUMENTACIÓN DE ACCIONES.

Las acciones emitidas deberán constar en las correspondientes escrituras de emisión en las que figurarán: la denominación, el número de acciones, el valor nominal y las demás características y condiciones de las acciones integradas en la emisión. La Sociedad debe dar cumplimiento en relación con dichas acciones a lo dispuesto en la normativa reguladora del mercado de valores.

Artículo 11.- TRANSMISIÓN DE ACCIONES.

Las acciones son transmisibles en la forma en que las disposiciones vigentes lo regulen.

Artículo 12.- COPROPIEDAD Y DERECHOS REALES SOBRE LAS ACCIONES.

El régimen de copropiedad, usufructo, prenda y embargo de las acciones de la Sociedad será el determinado en los artículos 66 a 73 de la Ley de Sociedades Anónimas y demás disposiciones complementarias.

TÍTULO TERCERO

AUMENTO Y REDUCCIÓN DEL CAPITAL SOCIAL

Artículo 13.- MODALIDADES DEL AUMENTO.

El aumento del capital social podrá realizarse por emisión de nuevas acciones o por elevación del valor nominal de las ya existentes.

En ambos casos, el contravalor del aumento del capital podrá consistir, tanto en nuevas aportaciones dinerarias o no dinerarias al patrimonio social, incluida la compensación de créditos contra la Sociedad, como en la transformación de reservas o beneficios, que ya figuraban en dicho patrimonio.

El aumento del capital social habrá de acordarse por la Junta General con los requisitos establecidos para la modificación de los estatutos sociales.

Artículo 14.- DELEGACIÓN EN EL CONSEJO DE ADMINISTRACIÓN PARA EL AUMENTO DEL CAPITAL SOCIAL.

La Junta General, con los requisitos establecidos en la Ley y en estos Estatutos, podrá delegar en el Consejo de Administración de la Sociedad las siguientes facultades:

a) Una vez acordado por la propia Junta General el aumento del capital social en una cantidad determinada:

1.- Señalar la fecha en que deba llevarse a efecto el aumento en la cifra acordada, dentro del plazo máximo de un año, excepto en el caso de conversión de obligaciones en acciones.

2.- Fijar las condiciones del aumento de capital en todo lo no previsto en el acuerdo de la Junta General, dentro del plazo máximo de un año, excepto en el caso de conversión de obligaciones en acciones.

3.- Señalar las fechas de inicio y cierre del período de suscripción.

4.- Emitir las acciones que representen el aumento.

5.- Declarar las cantidades suscritas en dicha ampliación de capital.

6.- Exigir el pago y desembolso de los dividendos pasivos.

7.- Modificar los artículos correspondientes de estos Estatutos Sociales, relativos al capital social, recogiendo la nueva cifra después del aumento, en función de las cantidades realmente suscritas y,

8.- En general, ejecutar el mencionado acuerdo.

b) La facultad de acordar, en una o varias veces, el aumento del capital social hasta una cifra determinada, en la oportunidad y cuantía que decida, sin previa consulta a la Junta General. Estos aumentos no podrán ser superiores en ningún caso a la mitad del capital de la Sociedad en el momento de la autorización y deberán realizarse mediante aportaciones dinerarias, dentro del plazo máximo de cinco años a contar del acuerdo de la Junta.

En este supuesto, el Consejo de Administración quedará también facultado para dar nueva redacción a los artículos de los Estatutos Sociales relativos al capital social, una vez haya sido acordado y ejecutado el aumento.

Artículo 15.- DERECHO DE SUSCRIPCIÓN PREFERENTE.

En los aumentos del capital social con emisión de nuevas acciones, ordinarias o privilegiadas, los antiguos accionistas y los titulares de obligaciones convertibles podrán ejercitar, dentro del plazo que a este efecto les conceda la Administración de la Sociedad, que no será inferior a un mes desde la publicación del anuncio de la oferta de suscripción de la nueva emisión en el “Boletín Oficial del Registro Mercantil”, el derecho a suscribir un número de acciones proporcional al valor nominal de las acciones que posean o de las que corresponderían a los titulares de obligaciones convertibles de ejercitar en ese momento la facultad de conversión.

Los derechos de suscripción preferente serán transmisibles en las mismas condiciones que las acciones de las que se deriven. En caso de aumento con cargo a reservas, la misma regla será de aplicación a los derechos de asignación gratuita de las nuevas acciones.

Artículo 16.- EXCLUSION DEL DERECHO DE SUSCRIPCIÓN PREFERENTE.

No habrá lugar al derecho de suscripción preferente en los casos previstos en la normativa vigente o cuando el mismo sea suprimido por la Junta General, o con su delegación, por el Consejo de Administración una vez cumplidos los trámites requeridos por la normativa vigente.

Los derechos de suscripción preferente serán transmisibles en las mismas condiciones que las acciones de las que deriven. En caso de aumento de capital con cargo a reservas, la misma regla será de aplicación a los derechos de asignación gratuita de las nuevas acciones.

Artículo 17.- REDUCCIÓN DEL CAPITAL SOCIAL.

La reducción del capital social puede tener por finalidad la devolución de aportaciones, la condonación de dividendos pasivos, la constitución o el incremento de la reserva legal o de reservas voluntarias o el restablecimiento del equilibrio entre el capital y el patrimonio de la Sociedad, disminuido por consecuencia de pérdidas.

La reducción del capital social tendrá carácter obligatorio cuando las pérdidas hayan disminuido el haber social por debajo de las dos terceras partes de la cifra de capital y hubiere transcurrido un ejercicio social sin haberse reintegrado el patrimonio.

TÍTULO CUARTO

DE LAS OBLIGACIONES

Artículo 18.- EMISIÓN DE OBLIGACIONES.

La Sociedad podrá emitir series numeradas de obligaciones u otros valores, que reconozcan o creen una deuda, siempre que el importe de aquéllas y éstos, en su conjunto, no sea superior al capital social desembolsado, más las reservas que figuren en el último balance aprobado y las cuentas de actualización y regularización de balances, cuando hayan sido aceptadas por el Ministerio de Economía y Hacienda.

Artículo 19.- CONDICIONES DE LA EMISIÓN.

Las condiciones de cada emisión, así como la capacidad de la Sociedad para formalizarlas, cuando no hayan sido reguladas por Ley, se someterán a los acuerdos adoptados por la Junta General de acuerdo con los presentes Estatutos Sociales.

En todo caso, serán condiciones necesarias la constitución de una Asociación de defensa o Sindicato de obligacionistas y la designación, por la Sociedad, de una persona que, con el nombre de Comisario, concurra al otorgamiento del contrato de emisión en nombre de los futuros obligacionistas.

Artículo 20.- SUSCRIPCIÓN DE LA EMISIÓN.

La suscripción de las obligaciones implica para cada obligacionista la ratificación plena del contrato de emisión y su adhesión al Sindicato.

Artículo 21.- SINDICATO DE OBLIGACIONISTAS.

El sindicato de obligacionistas quedará constituido, una vez que se inscriba la escritura de emisión, entre los adquirientes de las obligaciones a medida que vayan recibiendo los títulos o practicándose las anotaciones correspondientes.

Los gastos normales que ocasione el sostenimiento del Sindicato correrán a cargo de la Sociedad, no pudiendo exceder en ningún caso del 1 por ciento de los intereses anuales devengados por las obligaciones emitidas.

Artículo 22.- RESCATE.

La Sociedad podrá rescatar las obligaciones emitidas:

a) Por amortización o por pago anticipado, de acuerdo con las condiciones de la escritura de emisión.

b) Como consecuencia de los convenios celebrados entre la Sociedad y el Sindicato de Obligacionistas.

c) Por adquisición en Bolsa, al efecto de amortizarlas.

d) Por conversión en acciones, de acuerdo con los titulares.

TÍTULO QUINTO

ÓRGANOS DE LA SOCIEDAD

Artículo 23.- ÓRGANOS SOCIALES.

Los órganos de la Sociedad son la Junta General de Accionistas y el Consejo de Administración.

CAPÍTULO I

DE LA JUNTA GENERAL

Artículo 24.- JUNTA GENERAL.

Los accionistas constituidos en Junta General, debidamente convocada, decidirán por mayoría en los asuntos propios de la competencia de la Junta.

Todos los socios, incluso los disidentes y los que no hayan participado en la reunión, quedan sometidos a los acuerdos de la Junta General.

Artículo 25.- CLASES DE JUNTA.

Las Juntas Generales de accionistas podrán ser ordinarias o extraordinarias.

Artículo 26.- JUNTA GENERAL ORDINARIA.

La Junta General Ordinaria, previamente convocada al efecto, se reunirá necesariamente dentro de los seis primeros meses de cada ejercicio para como mínimo censurar la gestión social, aprobar, en su caso, las cuentas del ejercicio anterior y resolver sobre la aplicación del resultado.

La Junta General Ordinaria será válida aunque haya sido convocada o se celebre fuera de plazo.

Asimismo la Junta podrá acordar cuantos asuntos se sometan a su consideración.

Artículo 27.- JUNTA GENERAL EXTRAORDINARIA.

Toda Junta que no sea la prevista en el artículo anterior tendrá la consideración de Junta General Extraordinaria.

Artículo 28.- CONVOCATORIA DE LA JUNTA GENERAL.

La Junta General Ordinaria o Extraordinaria, deberá ser convocada por el Consejo de Administración mediante anuncio publicado en el “Boletín Oficial del Registro Mercantil” y en uno de los diarios de mayor circulación en la provincia, por lo menos un mes antes de la fecha fijada para su celebración.

El anuncio expresará la fecha de la reunión en primera convocatoria, y todos los asuntos que hayan de tratarse. Podrá, asimismo, hacerse constar la fecha en la que, si procediera, se reunirá la Junta en segunda convocatoria.

Entre la primera y la segunda reunión deberá mediar, por lo menos, un plazo de veinticuatro horas.

Si la Junta General, debidamente convocada, no se celebrara en primera convocatoria, ni se hubiese previsto en el anuncio la fecha de la segunda, deberá ésta ser anunciada, con los mismos requisitos de publicidad que la primera, dentro de los quince días siguientes a la fecha de la Junta no celebrada y con ocho días de antelación a la fecha de la reunión. Los accionistas que representen, al menos, el cinco por ciento del capital social, podrán solicitar que se publique un complemento a la convocatoria de la Junta General de Accionistas incluyendo uno o más puntos en el orden del día. El ejercicio de este derecho deberá hacerse mediante notificación fehaciente que habrá de recibirse en el domicilio social dentro de los cinco días siguientes a la publicación de la convocatoria. El complemento de la convocatoria deberá publicarse con quince días de antelación como mínimo a la fecha establecida para la reunión de la Junta. La falta de publicación del complemento de la convocatoria en el plazo legalmente fijado será causa de nulidad de la Junta.

Artículo 29.- FACULTAD Y OBLIGACIÓN DE CONVOCAR.

El Consejo de Administración podrá convocar la Junta General Extraordinaria de Accionistas siempre que lo estime conveniente para los intereses sociales.

Deberá asimismo convocarla cuando lo solicite un número de socios titular de, al menos, un cinco por ciento del capital social, expresando en la solicitud los asuntos a tratar en la Junta. En este caso, la Junta deberá ser convocada para celebrarse dentro de los treinta días siguientes a la fecha en que se hubiese requerido notarialmente al Consejo de Administración para convocarla.

El Consejo de Administración confeccionará el orden del día, incluyendo necesariamente los asuntos que hayan sido objeto de solicitud.

Artículo 30.- JUNTA UNIVERSAL.

No obstante lo dispuesto en los artículos anteriores, la Junta se entenderá convocada y quedará válidamente constituida para tratar cualquier asunto siempre que esté presente todo el capital social y los asistentes acepten por unanimidad la celebración de la Junta. En este caso la Junta podrá celebrarse en cualquier lugar.

Artículo 31.- CONSTITUCIÓN DE LA JUNTA.

La Junta General quedará válidamente constituida, en primera convocatoria, cuando los accionistas, presentes o representados, posean, al menos, el veinticinco por ciento del capital suscrito con derecho a voto.

En segunda convocatoria, será válida la constitución de la Junta cualquiera que sea el capital concurrente a la misma.

Artículo 32.- ACUERDOS ESPECIALES Y MAYORIAS. CONSTITUCIÓN.

Para que la Junta General ordinaria o extraordinaria, pueda acordar válidamente la emisión de obligaciones, el aumento o la disminución del capital, la transformación, fusión u escisión de la Sociedad y en general, cualquier modificación de los Estatutos sociales, será necesaria, en primera convocatoria, la concurrencia de accionistas presentes o representados que posean, al menos, el cincuenta por ciento (50%) del capital suscrito con derecho a voto. En segunda convocatoria será suficiente la concurrencia del veinticinco por ciento (25%) de dicho capital.

Cuando concurran accionistas que representen menos del cincuenta por ciento (50%) del capital suscrito con derecho a voto, los acuerdos a que se refiere el párrafo anterior, sólo podrán adoptarse válidamente con el voto favorable de los dos tercios del capital presente o representado en la Junta.

Artículo 33.- DERECHO DE ASISTENCIA.

Podrán asistir a la Junta General los accionistas que, de forma individualizada o agrupadamente con otros, sean titulares de 100 acciones, siempre que las tengan inscritas en el correspondiente registro contable con cinco días de antelación a su celebración, y se provean, en la forma prevista en la convocatoria, de la correspondiente tarjeta de asistencia, acreditativa del cumplimiento de los mencionados requisitos que se expedirá con carácter nominativo por las entidades a las que legalmente corresponda.

Los miembros del Consejo de Administración deberán asistir a las Juntas Generales.

Los Directores, Gerentes y Técnicos de la Sociedad podrán asistir a las Juntas Generales cuando fueren invitados por el Consejo de Administración.

El Presidente podrá autorizar la asistencia de cualquier otra persona que juzgue conveniente, si bien la Junta podrá revocar dicha autorización.

Artículo 34.- REPRESENTACIÓN.

Todo accionista que tenga derecho de asistencia podrá hacerse representar en la Junta General por medio de otra persona, que deberá ser accionista, con igual derecho de asistencia, dando cuenta a la sociedad de la representación conferida con 3 días de anticipación, cuando menos, a la fecha de celebración de la reunión.

La representación deberá conferirse por escrito y con carácter especial para cada Junta, salvo lo dispuesto en artículo 108 de le Ley de Sociedades Anónimas. La representación es siempre revocable. La asistencia personal a la Junta del representado tendrá valor de revocación.

Artículo 35.- PRESIDENCIA Y VICEPRESIDENCIA DE LA JUNTA GENERAL.

La Junta será presidida por el Presidente del Consejo de Administración y, a falta de éste, por el Vicepresidente y, siendo varios, por el que corresponda según su orden, y si no hubiere tal orden empezando por el de más edad o, en defecto de todos ellos, por el Consejero que en cada caso elijan los socios asistentes a la reunión.

El Presidente estará asistido por un Secretario, que será el del Consejo de Administración, y en su defecto actuará el Vicesecretario del Consejo de Administración si lo hubiere, y a falta de éste la persona que designe la propia Junta.

Artículo 36.- LISTA DE ASISTENTES.

Antes de entrar en el orden del día se formará la lista de asistentes, expresando el carácter o representación de cada uno de ellos y el número de acciones, propias o ajenas, con que concurran.

La lista de asistentes podrá formarse también mediante fichero o incorporarse a soporte informático. En estos casos se consignará en la propia acta el medio utilizado, y se extenderá en la cubierta precintada del fichero o del soporte la oportuna diligencia de identificación, firmada por el Secretario, con el visto bueno del Presidente.

Al final de la lista se determinará el número de accionistas, presentes o representados, así como el importe del capital del que sean titulares, especificando el que corresponde a los accionistas con derecho de voto.

Artículo 37.- DELIBERACIÓN Y ADOPCIÓN DE ACUERDOS.

Abierta la sesión se dará lectura por el Secretario a los puntos que integran el orden del día.

Una vez se haya producido la intervención del Presidente del Consejo de Administración, y de las personas autorizadas por él, el Presidente concederá la palabra a los accionistas que lo soliciten, dirigiendo y manteniendo el debate dentro de los límites del orden del día, salvo lo dispuesto en los artículos 131 y 134 del Texto Refundido de la Ley de Sociedades Anónimas. El Presidente pondrá fin al debate cuando el asunto haya quedado, a su juicio, suficientemente debatido, y someterá seguidamente a votación las diferentes propuestas de acuerdo.

Los acuerdos se habrán de adoptar con el voto favorable de la mayoría de capital social con derecho a voto, presente y representado en la Junta, con las excepciones previstas en la Ley y en estos Estatutos.

Artículo 38.- DERECHO DE INFORMACIÓN.

Los accionistas podrán solicitar por escrito, con anterioridad a la reunión de la Junta o verbalmente durante la misma, los informes o aclaraciones que estimen precisos, acerca de los asuntos comprendidos en el orden del día. El Consejo de Administración estará obligado a proporcionárselos, salvo en los casos en que, a juicio del Presidente, la publicidad de los datos solicitados perjudique a los intereses sociales.

Esta excepción no procederá cuando la solicitud esté apoyada por accionistas que representen, al menos, la cuarta parte del capital.

Artículo 39.- ACTA DE LA JUNTA.

El acta de la Junta podrá ser aprobada por la propia Junta a continuación de haberse celebrado ésta y, en su defecto, dentro del plazo de quince días, por el Presidente de la Junta y dos interventores, uno en representación de la mayoría y otro por la minoría.

El acta aprobada en cualquiera de estas dos formas tendrá fuerza ejecutiva a partir de la fecha de su aprobación.

En caso de que la Junta se hubiera celebrado con la presencia de Notario requerido para levantar acta por el Consejo de Administración, conforme al artículo 114 de la Ley de Sociedades Anónimas, el acta notarial tendrá la consideración de acta de la Junta, no siendo precisa por tanto su aprobación.

Artículo 40.- IMPUGNACIÓN DE ACUERDOS SOCIALES.

Los acuerdos adoptados por las Juntas Generales podrán ser impugnados en los casos y mediante los procedimientos establecidos en la legislación vigente.

CAPÍTULO II

DEL CONSEJO DE ADMINISTRACIÓN

Artículo 41.- CONSEJO DE ADMINISTRACIÓN.

La administración de la Sociedad se confía al Consejo de Administración, que se compondrá de diez Consejeros como mínimo y veinte como máximo, reelegibles indefinidamente.

Corresponde a la Junta General la determinación de su número, así como el nombramiento y separación de Consejeros.

El cargo de Consejero es renunciable, revocable y reelegible.

Queda prohibido que ocupen cargos en la Sociedad y, en su caso, ejercerlos, a aquellas personas declaradas incompatibles en la medida y condiciones fijadas por la Ley 12/1995, de 11 de mayo, así como las que estén incursas en las prohibiciones del artículo 124 de la Ley de Sociedades Anónimas u otras disposiciones legales.

Artículo 42.- DURACIÓN Y COOPTACIÓN.

La duración del cargo de Consejero será de tres años. Al término del plazo para el que fueron designados, los Consejeros podrán ser reelegidos.

A efectos de este artículo, se debe entender que el nombramiento caducará cuando, vencido el plazo, se haya celebrado la siguiente Junta, o haya transcurrido el término legal para la celebración de la siguiente Junta General Ordinaria.

Si durante el plazo para el que fueron nombrados los Administradores se produjesen vacantes, el Consejo podrá designar entre los accionistas las personas que hayan de ocuparlas hasta que se reúna la primera Junta General.

Artículo 43.- REPRESENTACIÓN DE LA SOCIEDAD.

El poder de representación de la Sociedad, en juicio o fuera de él, corresponde al Consejo de Administración.

La representación se extenderá a todos los actos comprendidos dentro del objeto social establecido en los presentes Estatutos.

Artículo 44.- RETRIBUCIÓN.

La remuneración del Consejo de Administración consistirá en un 10% del beneficio anual como máximo, determinándose dentro de dicho límite, en proporción al número de Consejeros en ejercicio.

Dicha remuneración sólo podrá ser detraída de los beneficios líquidos después de estar cubiertas las reservas legales y estatutarias y de haber reconocido a las acciones ordinarias un dividendo no inferior al 4 por ciento de su valor nominal.

El Consejo la distribuirá entre sus miembros según propio acuerdo.

Los Consejeros podrán ser remunerados adicionalmente con la entrega de acciones de la Sociedad, derechos de opción sobre acciones, o de otros valores que den derecho a la obtención de acciones, o mediante sistemas retributivos referenciados al valor de la cotización de las acciones. La aplicación de dichos sistemas deberá ser acordada por la Junta General, que determinará el valor de las acciones que se tome como referencia, el número de acciones a entregar a cada Consejero, el precio de ejercicio de los derechos de opción, el plazo de la duración del sistema que se acuerde y cuantas condiciones estime oportunas.

El Consejo de Administración podrá aplicar fórmulas de incentivo consistentes en la entrega de acciones de la Sociedad, de derechos de opción sobre las mismas, de otros valores que den derecho a la obtención de acciones, o referenciadas a la cotización de las acciones para retribuir al personal de la Compañía o la parte del mismo que considere conveniente, cumpliendo siempre los requisitos establecidos en la Ley de Sociedades Anónimas, Ley de Mercado de Valores y demás normas aplicables a estos supuestos, en particular la previa aprobación de la Junta General cuando sea preceptiva.

Las percepciones previstas en este artículo serán compatibles e independientes de los sueldos, retribuciones, indemnizaciones, pensiones, opciones sobre acciones o compensaciones de cualquier clase establecidos con carácter general o singular para aquellos miembros del Consejo de Administración que cumplan funciones ejecutivas, cualquiera que sea la naturaleza de su relación con la sociedad, ya laboral – común o especial de alta dirección – mercantil o de prestación de servicios, relaciones que serán compatibles con la condición de miembro del Consejo de Administración.

Artículo 45.- RESPONSABILIDAD.

Los Consejeros desempeñarán su cargo con la diligencia de un ordenado empresario y representante leal. Deberán guardar secreto de las informaciones de carácter confidencial, aún después de cesar en sus funciones.

Artículo 46.- CONVOCATORIA Y LUGAR DE CELEBRACIÓN.

El Consejo se reunirá cuantas veces lo convoque el Presidente o quien haga sus veces, a iniciativa suya o cuando lo solicite un tercio (1/3) de los Consejeros. Las reuniones tendrán lugar, de ordinario, en el domicilio social, pero podrán también celebrarse en otro que determine el Presidente.

Sin perjuicio de lo indicado en el párrafo anterior, cuando la ley así lo autorice, podrán adoptarse acuerdos sin sesión y por escrito, ajustándose a los requisitos y formalidades establecidos en el Reglamento del Registro Mercantil.

La convocatoria se cursará por télex, telegrama, telefax o carta a cada uno de los Consejeros. No obstante, será válida la constitución del Consejo sin convocatoria previa, siempre que todos los Consejeros se hallen presentes o representados y acepten por unanimidad la celebración del Consejo.

Artículo 47.- CONSTITUCIÓN DEL CONSEJO DE ADMINISTRACIÓN.

El Consejo de Administración quedará válidamente constituido cuando concurran a la reunión, presentes o representados, la mitad más uno del número de Consejeros que haya establecido la Junta General.

Los Consejeros que no puedan asistir podrán delegar su representación en otro Consejero, sin que exista límite al número de representaciones que pueda ostentar cada Consejero. La representación habrá de conferirse por cualquier medio escrito, siendo válida también por telegrama, télex o telefax.

Podrá asistir a las reuniones del Consejo de Administración cualquier persona que el Presidente juzgue conveniente.

Artículo 48.- CARGOS DEL CONSEJO DE ADMINISTRACIÓN.

El Consejo elige de su seno un Presidente y podrá nombrar uno o varios Vicepresidentes, determinando el orden de prelación de éstos. Al Presidente le sustituye, en caso de vacante, ausencia o enfermedad, el Vicepresidente primero si existiere, y a falta de éste, los demás Vicepresidentes, según su orden de prelación; en defecto de todos ellos, desempeñará las funciones de Presidente el Consejero que a estos efectos sea elegido interinamente.

Compete asimismo al Consejo la elección de Secretario, que podrá ser o no Consejero. También podrá nombrar, el Consejo, un Vicesecretario, que auxiliará al Secretario y le sustituirá en caso de vacante, ausencia o enfermedad. En defecto de éste, sustituirá al Secretario el Consejero de menor edad de entre los asistentes a la reunión.

Artículo 49.- DELIBERACIÓN Y ADOPCIÓN DE ACUERDOS.

Abierta la sesión, se dará lectura por el Secretario a los puntos que integran el orden del día, procediéndose a su debate y correspondiente votación.

El Consejo deliberará sobre las cuestiones contenidas en el orden del día.

Los acuerdos se adoptarán por mayoría absoluta de los presentes o representados en la sesión de que se trate.

Los acuerdos del Consejo de Administración se consignarán en acta, que se extenderá o transcribirá en el libro de actas correspondiente, con expresión de las circunstancias prevenidas por la legislación vigente.

Las actas se aprobarán por el propio Consejo de Administración, al final de la reunión o en otra posterior. Las actas podrán ser también aprobadas por el Presidente y dos Consejeros asistentes a la reunión del Consejo a que el acta se refiera, designados en cada sesión por el propio Consejo.

Artículo 50.- DELEGACIÓN DE FACULTADES.

El Consejo de Administración podrá designar de su seno una o más Comisiones Ejecutivas y nombrar uno o varios Consejeros Delegados y delegarles, con carácter temporal o permanente, todas o parte de las funciones, excepto aquéllas que, legalmente, o por acuerdo de la Junta General, fueran de la exclusiva competencia de ésta, o indelegables del Consejo.

La delegación permanente de facultades del Consejo de Administración en la Comisión Ejecutiva y/o en el Consejero Delegado y la designación de los Consejeros que hayan de ocupar tales cargos requerirán también, para su validez, el voto favorable de las dos terceras partes de los componentes del Consejo según el número fijado por la Junta General, y no producirán efecto alguno hasta su inscripción en el Registro Mercantil.

Artículo 51.- COMPOSICIÓN DE LA COMISION EJECUTIVA.

El propio Consejo de Administración determinará en cada caso la composición de cada Comisión

Ejecutiva y las personas que ostenten los cargos dentro de la misma. En cuanto el Consejo de Administración no haya determinado o regulado respecto al funcionamiento de las Comisiones Ejecutivas, será de aplicación analógica lo establecido en los presentes Estatutos y en la Ley de Sociedades Anónimas para el funcionamiento del Consejo de Administración.

Los Consejeros nombrados como miembros de la Comisión Ejecutiva, desempeñarán su cargo durante la vigencia de su nombramiento como Consejeros y en las sucesivas reelecciones, salvo que el Consejo revocara la designación.

Artículo 51 bis.- COMITÉ DE AUDITORIA.

La Sociedad tendrá un Comité de Auditoría, con la denominación que el Consejo de Administración considere en cada caso adecuada integrado por, al menos, tres Consejeros nombrados por el propio Consejo de Administración. La mayoría de los miembros del Comité serán Consejeros no ejecutivos. Su Presidente será elegido entre dichos Consejeros no ejecutivos debiendo ser sustituido cada cuatro años y pudiendo ser reelegido transcurrido un año desde su cese.

El referido Comité tendrá, entre otras, las siguientes competencias:

1.- Informar en la Junta General de Accionistas sobre las cuestiones que en ella planteen los accionistas en materias de su competencia.

2.- Proponer al Consejo de Administración, para su sometimiento a la Junta General de Accionistas, el nombramiento de los Auditores de Cuentas Externos a que se refiere el artículo 204 del Texto Refundido de la Ley de Sociedades Anónimas, aprobado por Real Decreto- Legislativo 1564/1989, de 22 de Diciembre.

3.- Supervisar los servicios de Auditoría interna.

4.- Conocer del proceso de información financiera y de los sistemas de control interno de la Sociedad.

5.- Mantener la relación con los auditores externos para recibir información sobre aquellas cuestiones que puedan poner en riesgo la independencia de éstos y cualesquiera otras relacionadas con el proceso de desarrollo de la Auditoría de cuentas, así como aquellas otras comunicaciones previstas en la legislación de Auditoría de cuentas y en las normas técnicas de Auditoría.

6.- Cualquier otra función que le sea encomendada por el Consejo de Administración con carácter general o particular.

El Comité se reunirá con la periodicidad que se determine y cada vez que lo convoque su Presidente o lo soliciten dos de sus miembros, adoptando sus decisiones o recomendaciones por mayoría de votos.

Artículo 52.- ATRIBUCIONES DEL CONSEJO DE ADMINISTRACIÓN.

Son facultades del Consejo de Administración:

1. Aceptar, en su caso, las dimisiones de los miembros que lo componen.

2. Llevar a efecto los actos y otorgar los contratos que sean necesarios o convenientes para la realización del objeto social, sin exceptuar los que versen sobre adquisición o enajenación de inmuebles, constitución de derechos reales, incluso el de hipoteca y el especial de arrendamiento, y resolver sobre toda clase de negocios y operaciones permitidas a la Sociedad por sus Estatutos.

3. Librar, aceptar, cobrar, pagar, endosar, protestar, descontar, garantizar y negociar letras de cambio, comerciales o financieras, pagarés, cheques, talones y demás documentos de giro o cambio. Realizar, fijando sus condiciones, endosos y descuentos de resguardos, de efectos de comercio de cualquier clase, así como de los mandamientos u órdenes de pago sobre el Tesoro público, bancos, cajas de depósito y otras entidades donde la Sociedad tenga valores, efectos, metálico o cualquier otra clase de bienes.

4. Realizar toda clase de pagos, disponiendo lo necesario para el debido cumplimiento de todas las obligaciones de la Sociedad y exigir los recibos, cartas de pago y resguardos oportunos.

5. Reclamar, cobrar y percibir cuanto por cualquier concepto deba ser abonado o pagado a la Sociedad, en metálico, en efectos o en cualquier otro tipo de prestación, por los particulares, entidades bancarias o de otra clase, por el Estado, Comunidades Autónomas, Provincias, Islas o Municipios, y, en general, por cualquier otro ente público o privado. Dar y exigir recibos y cartas de pago, fijar y finiquitar saldos. Determinar la forma de pago de las cantidades debidas a la Sociedad, conceder prórrogas, fijar plazos y su importe.

Aceptar de los deudores toda clase de garantías, personales y reales, incluso hipotecarias, mobiliarias e inmobiliarias, prendas con o sin desplazamiento, con los pactos, cláusulas y condiciones que estime oportunas, y cancelarlas una vez recibidos los importes o créditos garantizados; aceptar de los deudores adjudicaciones de bienes muebles o inmuebles en pago de las deudas o de parte de ellas y valorar dichos bienes; adoptar sobre los bienes de los deudores cuantas medidas judiciales o extrajudiciales considere necesarias o convenientes para la defensa de los derechos e intereses de la Sociedad.

6. Autorizar las operaciones de afianzamiento y prestación de avales.

7. Acordar las operaciones de crédito o préstamo que pudieran convenir a la Sociedad.

8. Determinar lo necesario para la emisión de obligaciones con arreglo a lo que hubiese acordado la Junta General.

9. Convocar las Juntas Generales Ordinarias y Extraordinarias y ejecutar sus acuerdos.

10. Formular y presentar anualmente a la Junta General Ordinaria las cuentas anuales, el informe de gestión y la propuesta de aplicación del resultado del ejercicio.

11. Acordar la distribución de cantidades a cuenta de dividendos, previo cumplimiento de los requisitos y condiciones establecidos en la ley.

12. Conferir poderes a personas determinadas, ya sean generales o especiales para actos concretos o para su actuación en ramas o sectores del negocio social.

13. Acordar lo que juzgue conveniente sobre el ejercicio de los derechos y acciones que a la Sociedad correspondan ante los juzgados y tribunales ordinarios o especiales, de cualquier jurisdicción, así como respecto a la interposición de recursos ordinarios o extraordinarios, nombrando representantes, procuradores o letrados que, a estos efectos, lleven la representación y defensa de la Sociedad, confiriéndoles, en la forma que fuera necesario, las facultades generales o especiales oportunas, incluso para avenirse y desistir en conciliaciones, expedientes, pleitos, reclamaciones, recursos o actuaciones de cualquier clase y en cualquier estado del procedimiento, para pedir la suspensión de éste y para todo lo que fuera menester, incluso transigir judicialmente con toda amplitud y absolver posiciones.

14. Comparecer ante cualquier Autoridad Administrativa o Corporación del Estado Español, Comunidad Económica Europea y otros Estados, así como las Comunidades Autónomas, Provincias, Islas y Municipios y ante ellas instar y seguir en todos sus trámites hasta su finalización cualquier expediente administrativo, desistir del mismo y consentir resoluciones, ejercitando con las más amplias facultades todos cuantos actos permita la legislación correspondiente.

15. Resolver las dudas que se susciten sobre la interpretación de los Estatutos.

16. Las consignadas de manera especial en artículos determinados de los Estatutos.

La presente determinación de atribuciones del Consejo es solamente enunciativa y no limita, en manera alguna, las amplias facultades que le competen para dirigir y administrar los negocios e intereses de la Sociedad en todo cuanto no esté especialmente reservado a la competencia de la Junta General de Accionistas.

Artículo 53.- IMPUGNACIÓN DE LOS ACUERDOS DEL CONSEJO DE ADMINISTRACIÓN.

Los Consejeros y los accionistas que representen un cinco por ciento del capital social podrán impugnar los acuerdos nulos y anulables de los órganos colegiados de administración, con arreglo a los plazos y al procedimiento que la ley establece.

TÍTULO SEXTO

CUENTAS ANUALES

Artículo 54.- EJERCICIO ECONÓMICO.

El ejercicio económico comenzará el 1 de enero y terminará el 31 de diciembre de cada año.

Artículo 55.- CUENTAS ANUALES.

Las cuentas anuales, formando una unidad, comprenderán el Balance, la Cuenta de Pérdidas y Ganancias y la Memoria. Dichos documentos deberán ser redactados de forma que ofrezcan una imagen fiel del patrimonio, de la situación financiera y de los resultados de la Sociedad, de conformidad con las disposiciones legales.

Artículo 56.- CONTENIDO DE LAS CUENTAS ANUALES.

El Balance comprenderá, con la debida separación, los bienes y derechos que constituyen el activo de la Empresa y las obligaciones que forman el pasivo de la misma, especificando los fondos propios. La estructura del Balance se ajustará a la establecida en la Ley de Sociedades Anónimas y demás disposiciones legales de aplicación.

La Cuenta de Pérdidas y Ganancias comprenderá, también con la debida separación, los ingresos y gastos del ejercicio y, por diferencia, el resultado de la misma. Distinguirá los resultados ordinarios propios de la explotación, de los que no lo sean o de los que se originen en circunstancias de carácter extraordinario. La Cuenta de Pérdidas y Ganancias deberá ajustarse a la estructura prevista en la Ley de Sociedades Anónimas y demás disposiciones legales de aplicación.

La Memoria completará, ampliará y comentará la información contenida en el Balance y en la Cuenta de Pérdidas y Ganancias. La Memoria contendrá las indicaciones previstas por la Ley de Sociedades Anónimas y demás disposiciones legales de aplicación.

Artículo 57.- INFORME DE GESTIÓN.

El Informe de gestión habrá de contener, al menos, la exposición fiel sobre la evolución de los negocios y la situación de la Sociedad. El informe deberá incluir, igualmente, indicaciones sobre los acontecimientos importantes para la Sociedad ocurridos después del cierre del ejercicio, la evolución previsible de aquélla, las actividades en materia de investigación y desarrollo y las adquisiciones de acciones propias, de acuerdo con la Ley.

Artículo 58.- AUDITORIA DE CUENTAS.

Las cuentas anuales y el informe de gestión, deberán ser revisados por los auditores de cuentas de conformidad con las disposiciones legales. Los auditores verificarán también la concordancia del informe de gestión con las cuentas anuales del ejercicio. Los auditores de cuentas dispondrán, como mínimo, de un plazo de un mes, a partir del momento en que les fueran entregadas las cuentas firmadas por los administradores, para presentar su informe.

Artículo 59.- NOMBRAMIENTO DE AUDITORES.

Las personas que deben ejercer la auditoría de las cuentas serán nombradas por la Junta General, antes de que finalice el ejercicio a auditar, por un período de tiempo que no podrá ser inferior a tres años, ni superior a nueve. Los auditores de cuentas no podrán ser reelegidos hasta que hayan transcurrido tres ejercicios desde la terminación del período anterior. La Junta General podrá designar como auditores a una o varias personas físicas o jurídicas, que actuarán conjuntamente. Cuando los designados sean personas físicas, la Junta deberá nombrar tantos suplentes como auditores titulares.

Artículo 60.- FORMULACIÓN DE LAS CUENTAS ANUALES.

El Consejo de Administración está obligado a formular, en el plazo máximo de tres meses, contados a partir del cierre del ejercicio social, las cuentas anuales, el informe de gestión y la propuesta de la aplicación del resultado, así como, en su caso, las cuentas y el informe de gestión consolidados. Las cuentas anuales y el informe de gestión deberán estar firmados por todos los Consejeros. Si faltare la firma de alguno de ellos, se señalará esta circunstancia, en cada uno de los documentos en que falte, con expresa indicación de la causa.

Artículo 61.- APROBACIÓN DE LAS CUENTAS ANUALES.

Las cuentas anuales se aprobarán por la Junta General de Accionistas, la cual resolverá sobre la aplicación del resultado del Ejercicio, de acuerdo con el Balance aprobado.

Artículo 62.- RESERVA LEGAL.

En todo caso, una cifra igual al diez por ciento del beneficio del ejercicio se destinará a la reserva legal, hasta que ésta alcance, al menos un veinte por ciento del capital social. La reserva legal, mientras no supere el límite indicado, sólo podrá destinarse a la compensación de pérdidas, en el caso de que no existan otras reservas disponibles suficientes para este fin, sin perjuicio de lo dispuesto en el artículo 157 de la Ley de Sociedades Anónimas.

Artículo 63.- RESERVA ESTATUTARIA.

Una cifra igual al dos por ciento del beneficio del ejercicio se destinará a dotar el fondo de reserva estatutaria hasta que alcance por lo menos un diez por ciento del capital social. Cuando por acumulación de las consignaciones sucesivas, el fondo de reserva estatutario haya alcanzado un diez por ciento del capital social, esta atribución dejará de ser obligatoria, a menos que otra cosa acuerde la Junta General, a propuesta del Consejo de Administración. Si viniese a desaparecer o disminuir se destinará de nuevo a su reposición el dos por ciento de los beneficios anuales.

Artículo 64.- DISTRIBUCIÓN DE DIVIDENDOS.

Una vez cubiertas las atenciones previstas por la Ley o los Estatutos, sólo podrán repartirse dividendos con cargo al beneficio del ejercicio, o a reservas de libre disposición, si el valor del patrimonio neto contable no es o, a consecuencia del reparto, no resulta ser inferior al capital social. Si existiesen pérdidas de ejercicios anteriores que hiciesen que ese valor del patrimonio neto de la Sociedad fuese inferior a la cifra del capital social, el beneficio se destinará a la compensación de estas pérdidas.

Artículo 65.- CANTIDADES A CUENTA DE DIVIDENDOS.

La distribución entre los accionistas de cantidades a cuenta de dividendos sólo podrá acordarse por la Junta General o por el Consejo de Administración bajo las siguientes condiciones:

1) El Consejo de Administración formulará un estado contable, en el que se ponga de manifiesto que existe liquidez suficiente para la distribución. Este estado se incluirá, posteriormente, en la Memoria.

2) La cantidad a distribuir no podrá exceder de la cuantía de los resultados obtenidos desde el fin del último ejercicio deducidas las pérdidas procedentes de ejercicios anteriores y las cantidades con las que deban dotarse las reservas obligatorias, por Ley o por disposición estatutaria, así como la estimación del impuesto a pagar sobre dichos resultados.

Artículo 66.- DEPÓSITO DE LAS CUENTAS ANUALES.

Dentro del mes siguiente a la aprobación de las cuentas anuales, se presentará, para su depósito en el Registro Mercantil del domicilio social certificación de los acuerdos de la Junta General de aprobación de las cuentas anuales y de aplicación del resultado, a la que se adjuntará un ejemplar de cada una de dichas cuentas, así como del informe de gestión y del informe de los auditores.

TÍTULO SÉPTIMO

RESOLUCIÓN DE CONFLICTOS, MODIFICACIÓN DE ESTATUTOS Y DISOLUCIÓN Y LIQUIDACIÓN

Artículo 67.- RESOLUCIÓN DE CONFLICTOS.

Salvo aquellos casos en que la Ley establezca un procedimiento, todas las cuestiones litigiosas, controversias y reclamaciones, que puedan suscitarse entre la Sociedad y los accionistas, o los accionistas entre sí, por razón de los asuntos sociales, se resolverán mediante arbitraje de derecho que tendrá lugar en la localidad en que la Compañía tenga establecido su domicilio social a través de la intervención de uno o tres árbitros, de acuerdo con el procedimiento previsto por la Ley 36/1988, de 5 de diciembre, sobre Régimen Jurídico de Arbitraje, y con obligación de cumplir el laudo arbitral que se dicte.

Para todos los demás supuestos serán competentes los Juzgados y Tribunales de la localidad donde la Sociedad tenga su domicilio.

Artículo 68.- MODIFICACIÓN DE ESTATUTOS.

La modificación de los Estatutos deberá ser acordada por la Junta General y exige la concurrencia de los requisitos siguientes:

1) Que el Consejo de Administración o, en su caso, los accionistas autores de la propuesta formulen un informe escrito, con la justificación de la misma.

2) Que se expresen en la convocatoria, con la debida claridad, los extremos cuya modificación se propone, así como el derecho que corresponde a todos los accionistas de examinar, en el domicilio social, el texto integro de la modificación propuesta y el informe sobre la misma y el de pedir la entrega o el envío gratuito de dichos documentos.

3) Que el acuerdo sea adoptado por la Junta General, de conformidad con lo dispuesto en estos Estatutos.

4) En todo caso, el acuerdo se hará constar en escritura pública, que se inscribirá en el Registro Mercantil y se publicará en el Boletín Oficial del mismo.

Artículo 69.- DE LA FUSIÓN Y ESCISIÓN.

La fusión o escisión de la Sociedad deberán acordarse por la Junta General de Accionistas, convocada con un mes de antelación, como mínimo, a la fecha prevista para su celebración y con la publicidad exigida por la ley. El acuerdo deberá adoptarse por la Junta, de conformidad con los requisitos y trámites previstos en la ley.

Artículo 70.- DISOLUCIÓN DE LA SOCIEDAD.

La Sociedad se disolverá por acuerdo de la Junta General y en los demás supuestos previstos en la legislación vigente.

Artículo 71.- LIQUIDACIÓN DE LA SOCIEDAD.

Una vez disuelta la Sociedad, se abrirá el período de liquidación, salvo en los supuestos de fusión o escisión total o cualquier otro de cesión global del activo y del pasivo.

Desde el momento en que la Sociedad se declare en liquidación, cesará la representación del Consejo de Administración, en los términos previstos en la Ley de Sociedades Anónimas, y la misma Junta General, que acuerde la disolución, designará las personas que, en número impar, deban proceder a dicha liquidación y acordará las normas para efectuarla, con observancia de lo dispuesto por la legislación vigente.

Terminada la liquidación, los liquidadores formarán el balance final, que será censurado por los interventores, si hubieren sido nombrados. También determinarán la cuota del activo social que deberá repartirse por cada acción.

Este balance se someterá, para su aprobación, a la Junta General y se publicará en el Boletín Oficial del Registro Mercantil y en uno de los periódicos de mayor circulación en la Provincia del domicilio social.

DISPOSICIÓN ADICIONAL

Los presentes Estatutos se aplicarán o interpretarán con arreglo a los preceptos de la Ley de Sociedades Anónimas de 22 de diciembre de 1989, del Código de Comercio y de sus disposiciones complementarias y sólo podrán ser modificados con los requisitos que exige la legislación vigente y los propios Estatutos.

DISPOSICIÓN ADICIONAL BIS

Podrán realizarse por medios electrónicos y otras técnicas de comunicación a distancia los actos de comunicación e información preceptivos, necesarios o voluntarios que tengan lugar entre la Sociedad, los accionistas y los Administradores, cualquiera que sea el emisor y el destinatario de los mismos. A estos efectos, deberá garantizarse, en todo caso, la seguridad de los sistemas y los derechos de los accionistas.

La prescripción del párrafo anterior será aplicable a la celebración, votación y adopción de acuerdos por los distintos órganos de gobierno de la Sociedad, así como a la solicitud y otorgamiento de la representación para las Juntas Generales de accionistas.

Para ejercitar el derecho de representación en la Junta General por medios de comunicación electrónica o telemática a distancia o ejercer el voto previamente o en la Junta a través de los mismos, será necesario que dichos medios garanticen debidamente, en favor de los accionistas, la representación conferida y la identidad del representado. El Consejo de Administración, conforme a lo establecido, en su caso, en el Reglamento de la Junta General podrá determinar la exigencia de firma electrónica reconocida u otros sistemas que, sin cumplir esa exigencia, el Consejo considere que reúnen suficientes garantías de autenticidad e identificación del accionista.

ARTÍCULO TRANSITORIO

DELEGACIÓN AL CONSEJO DE ADMINISTRACIÓN.

El Consejo de Administración de la Sociedad, por acuerdo de la Junta General Ordinaria de Accionistas celebrada el día 30 de abril de 2002, ha sido autorizado para aumentar el capital social en DOSCIENTOS VEINTITRES MILLONES OCHOCIENTOS OCHENTA Y OCHO MIL CATORCE EUROS (223.888.014 Euros) dentro del plazo de cinco años, mediante desembolso dinerario, en una o varias veces, en la oportunidad y cuantía que el mismo decida, emitiendo acciones con voto o sin voto, con prima o sin prima, sin necesidad de nueva autorización de la Junta General, así como para modificar los artículos de los Estatutos Sociales que sea preciso por el aumento o aumentos de capital que realice en virtud de la indicada autorización, todo ello de conformidad con lo establecido en el artículo 153.1, b) de la Ley de Sociedades Anónimas.